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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

                  We consent to the use of our report dated April 5, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Select 5 Industrial Portfolio 2001-2 (Registration Statement No. 333-55196), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




/s/ Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
April 5, 2001